Exhibit 5.2

August 15, 2022

Viridian Therapeutics, Inc.

221 Crescent Street, Suite 401

Waltham, MA 02453

Re:	Viridian Therapeutics, Inc., Post- Effective Amendment No. 1 to Registration

Statements on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “2020 Plan Registration Statement”) of Viridian Therapeutics, Inc., a Delaware corporation (the “Company”), filed on November 24, 2020, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration by the Company of up to 1,810,948 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), available for issuance under the Viridian Therapeutics, Inc. 2020 Stock Incentive Plan (the “2020 Plan”). We have also examined the Registration Statement on Form S-8 (the “2008 Plan Registration Statement,” and together with the 2020 Plan Registration Statement, the “Plan Registration Statements”) of the Company filed on February 16, 2017, with the Commission to register an additional 2,311,015 shares of Common Stock under the Miragen Therapeutics, Inc. 2008 Equity Incentive Plan (the “2008 Plan” and together with the 2020 Plan, the “Prior Plans”).

Pursuant to the terms of the Viridian Therapeutics, Inc. Amended and Restated 2016 Equity Incentive Plan (the “2016 Plan”), up to 928,205 Shares (such Shares, the “Rollover Shares”) will be available for issuance under the 2016 Plan representing (i) the shares of Common Stock that remain available for grant under the 2020 Plan as of June 8, 2022 and (ii) the shares of Common Stock subject to outstanding awards under the Prior Plans as of June 8, 2022 that on or after June 8, 2022 may be forfeited, terminated, expire or otherwise lapse without being exercised (to the extent applicable), or may be settled in cash.

We have examined the Post-Effective Amendment No. 1 to the Plan Registration Statements to be filed with the Commission pursuant to the Securities Act, in connection with the offering by the Company of such Rollover Shares that may become available for issuance under the 2016 Plan.

Viridian Therapeutics, Inc.

August 15, 2022

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the 2020 Plan, the 2008 Plan, the 2016 Plan, and such other documents, corporate records of the Company, certificates of officers of the Company and of public officials and other documents as we have deemed necessary or advisable to enable us to render this opinion. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed that there are no agreements or understandings between or among the Company and any participants in the 2016 Plan that would expand, modify or otherwise affect the terms of the 2016 Plan or the respective rights or obligations of the participants thereunder. Finally, we have assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.

Based upon the foregoing examination, and subject to the assumptions, exceptions, qualifications and limitations set forth herein and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that the Rollover Shares, when issued and sold in accordance with the terms set forth in the 2016 Plan and against payment therefor, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law (the “DGCL”). This opinion is limited to the effect of the current state of the DGCL and to the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

Gibson, Dunn & Crutcher LLP